Registration No.




                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933



                             THE ALLEN GROUP INC.
            (Exact name of registrant as specified in its charter)

               Delaware                                        38-0290950
      (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                       Identification No.)


                25101 Chagrin Boulevard, Beachwood, Ohio 44122
          (Address of principal executive offices including zip code)


                 1994 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                           (Full title of the plan)


                              ROBERT A. YOUDELMAN
                        Senior Vice President - Finance
                             The Allen Group Inc.
                            25101 Chagrin Boulevard
                            Beachwood, Ohio  44122
                    (Name and address of agent for service)

                                (216) 765-5800
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


Title of
securities
to be
registered(1)

Amount
to be
registered						250,000

Proposed
maximum
offering
price per
share (2)(3)				$16.25

Proposed
maximum
aggregate
offering
price (3)        $4,062,500

Amount of
registration
fee	             $1,400.75


Common Stock,
par value $1.00
per share
Preferred Stock
Purchase Rights



                          Index to Exhibits on Page 8

(1) Each share of Common Stock includes a Series B Junior Participating Preferred Stock Purchase Right which, when exercisable, entitles the holder to purchase 0.01 (subject to adjustment in certain events) share of Series B Junior Participating Preferred Stock of the Registrant. Such rights are not currently exercisable or transferable independently of the shares of Common Stock.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of Common Stock on the New York Stock Exchange--Composite Transactions Tape on
      April 29, 1994, within five business days prior to filing.

(3)   Estimated solely for the purpose of calculating the registration fee.


                                    Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, THE ALLEN GROUP INC., a Delaware corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference in this registration statement (the "Registration Statement"):

        (1) Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1993; and

        (2) The description of the common stock, par value $1.00 per share, of the Registrant (the "Common Stock") contained in the Registrant's Registration Statement on Form S-3 filed by the Registrant on July 12, 1992 and declared effective on July 30, 1992 (Registration No. 33-48545) and the description of the Series B Junior Participating Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed January 19, 1988 (File No. 1-6016) and any amendment or report filed for the purpose of updating such information.

        All documents subsequently filed by the Registrant pursuant to Sections 13, 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered under the 1994 Non-Employee Directors Stock Option Plan (the "Plan") have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interest of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers, employees and agents of a corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of litigation under certain conditions and subject to certain limitations.

        The By-Laws, as amended, and the Restated Certificate of Incorporation, as amended, of the Registrant provide that directors and officers shall be indemnified against liabilities arising from their service as directors and officers to the fullest extent permitted by law.

        The Registrant maintains, at its expense, a policy of insurance which insures its directors and officers, subject to certain exclusions or deductions as are usual in such insurance policies, against certain liabilities which may be incurred in those capacities. The Registrant has also entered into agreements which provide for the indemnification of its directors and certain officers against such liabilities to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        4(a) The 1994 Non-Employee Directors Stock Option Stock Plan (filed as Exhibit A to Registrant's Proxy Statement dated March 17, 1994 (Commission file number 1-6016) and incorporated herein by reference).

         (b)  Form of Option Agreement and Exercise Form.

         (c) Restated Certificate of Incorporation (filed as Exhibit Number 3(a) to the Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1984 (Commission file number 1-6016) and incorporated herein by reference).

         (d)  Certificate of Amendment of Restated Certificate of
              Incorporation (filed as Exhibit Number 3(c) to the Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1987 (Commission file number 1-6016) and incorporated herein by reference).

         (e) Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock (filed as Exhibit
              Number 3(e) to the Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1987 (Commission file number 1-
              6016) and incorporated herein by reference).

         (f)  Certificate of Amendment of Restated Certificate of
              Incorporation (filed as Exhibit 3(g) to Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1993 (Commission file number 1-6016) and incorporated herein by reference).

         (g) By-Laws, as amended through September 10, 1992 (filed as Exhibit Number 3(g) to the Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1992 (Commission file number 1-6016) and incorporated herein by reference).

         (h) Rights Agreement, dated as of January 7, 1988, between the Registrant and Manufacturers Hanover Trust Company (filed as Exhibit Number 4 to the Registrant's Form 8-K Current Report dated January 7, 1988 (Commission file number 1-6016) and incorporated herein by reference).

         (i) Amendment No. 1, dated as of December 5, 1990, between the Registrant and Harris Trust Company of New York as to the Rights Agreement, dated as of January 7, 1988, between the Registrant and Manufacturers Hanover Trust Company (filed as Exhibit Number 4.8 to the Registrant's Registration Statement on Form S-3 (Registration Statement No. 33-48545) and incorporated herein by reference).

         5 Opinion of McDara P. Folan, III, regarding the legality of the securities being registered.

        23(a) Consent of Coopers & Lybrand to the incorporation by reference in this Registration Statement of their report on the consolidated financial statements and the financial statement schedules included in the Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1993.

          (b) Consent of McDara P. Folan, III, to the filing of his opinion as Exhibit 5 to this Registration Statement is contained in
              Exhibit 5.
Item 9. Undertakings

        (a)  The Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                  SIGNATURES

              Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on this 5th day of May 1994.

                              THE ALLEN GROUP INC.



                              By:   /s/ Robert G. Paul
                                  Robert G. Paul
                                  President and Chief Executive Officer


        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature          Title                                Date


/s/ Robert G. Paul          President, Chief Executive
 Robert G. Paul             Officer and Director (Principal
                            Executive Officer)                    May 5, 1994

/s/ Robert A. Youdelman     Senior Vice President - Finance
 Robert A. Youdelman        (Principal Financial Officer)         May 5, 1994


/s/ James L. LePorte, III   Vice President and Controller
 James L. LePorte, III      (Principal Accounting Officer)        May 5, 1994


                            Director
 Wade W. Allen                                                    May __, 1994


/s/ George A. Chandler      Director
 George A. Chandler                                               May 5, 1994


/s/ Philip Wm. Colburn      Chairman of the Board and
 Philip Wm. Colburn         Director                              May 5, 1994


/s/ Jill K. Conway          Director
 Jill K. Conway                                                   May 5, 1994


/s/ Albert H. Gordon        Director
 Albert H. Gordon                                                 May 5, 1994


                            Director
 William O. Hunt                                                  May   , 1994


/s/ J. Chisholm Lyons       Director
 J. Chisholm Lyons                                                May 5, 1994


/s/ Charles W. Robinson     Director
 Charles W. Robinson                                              May 5, 1994


/s/ Richard S. Vokey        Director
 Richard S. Vokey                                                 May 5, 1994


/s/ William M. Weaver, Jr.  Director
 William M. Weaver, Jr.                                           May 5, 1994


                                 EXHIBIT INDEX

Exhibit                                                                   Page
Number                         Exhibit Description                      Number

   4(a) The 1994 Non-Employee Directors Stock Option Stock Plan
        (filed as Exhibit A to Registrant's Proxy Statement dated
        March 17, 1994 (Commission file number 1-6016) and incorporated herein by reference)............................................... -

   4(b) Form of Option Agreement and Exercise Form.........................  9

   4(c) Restated Certificate of Incorporation (filed as Exhibit Number
        3(a) to the Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1984 (Commission file number 1-6016) and incorporated herein by reference).................................. -

   4(d) Certificate of Amendment of Restated Certificate of Incorporation
        (filed as Exhibit Number 3(c) to the Registrant's Form 10-K
        Annual Report for the fiscal year ended December 31, 1987 (Commission
        file number 1-6016) and incorporated herein by reference)........   -

   4(e) Certificate of Designation, Preferences and Rights of Series B
        Junior Participating Preferred Stock (filed as Exhibit Number
        3(e) to the Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1987 (Commission file number 1-6016) and
        incorporated herein by reference)................................   -

   4(f) Certificate of Amendment of Restated Certificate of Incorporation
        (filed as Exhibit 3(g) to Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1993 (Commission file number
        1-6016) and incorporated herein by reference)....................   -

   4(g) By-Laws, as amended through September 10, 1992 (filed as Exhibit
        Number 3(g) to the Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1992 (Commission file number
        1-6016) and incorporated herein by reference)....................   -

   4(h) Rights Agreement, dated as of January 7, 1988, between the
        Registrant and Manufacturers Hanover Trust Company (filed as
        Exhibit Number 4 to the Registrant's Form 8-K Current Report dated January 7, 1988 (Commission file number 1-6016) and incorporated
        herein by reference).............................................   -

   4(i) Amendment No. 1, dated as of December 5, 1990, between the
        Registrant and Harris Trust Company of New York as to the
        Rights Agreement, dated as of January 7, 1988, between the
        Registrant and Manufacturers Hanover Trust Company (filed as Exhibit Number 4.8 to the Registrant's Registration Statement on Form
        S-3 (Registration Statement No. 33-48545) and incorporated
        herein by reference).............................................   -

   5    Opinion of McDara P. Folan, III, regarding the legality of the securities being registered......................................  14

  23(a) Consent of Coopers & Lybrand to the incorporation by reference in this Registration Statement of their report on the
        consolidated financial statements and the financial statement schedules included in the Registrant's Annual Report on Form
        10-K for its fiscal year ended December 31, 1993.................  15

  23(b) Consent of McDara P. Folan, III, to the filing of his opinion as
        Exhibit 5 to this Registration Statement is contained in
        Exhibit 5........................................................  14


                                                                 Exhibit 5


                              May 5, 1994



Securities and Exchange Commission
Judiciary Plaza
450 5th Street, N.W.
Washington, D.C.  20549


   Re:  1994 Non-Employee Directors Stock Option Plan

Ladies and Gentlemen:

   I have acted as counsel for The Allen Group Inc., a Delaware corporation (the "Registrant"), in connection with The Allen Group Inc. 1994 Non-Employee Directors Stock Option Plan (the "Plan"). I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion, and based thereupon, I am of the opinion that the shares of Common Stock, par value $1.00 per share ("Common Stock"), that may be issued and sold pursuant to the Plan (and the authorized form of Option Agreement and Exercise Form thereunder) will be, when issued or transferred and sold in accordance with such Plan and such Option Agreements, duly authorized, validly issued, fully paid and nonassessable so long as the consideration received by the Registrant is at least equal to the par value of such Common Stock.

        I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 filed by the Registrant to effect registration of the Common Stock issued and sold pursuant to the Plan under the Securities Act of 1933.

                              Very truly yours,




                              McDara P. Folan, III


                                                         EXHIBIT 23(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement pertaining to The Allen Group Inc. 1994 Non-Employee Directors Stock Option Plan of our reports dated February 16, 1994, given upon our authority as experts in accounting and auditing, with respect to the consolidated financial statements and schedules of The Allen Group Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1993, filed with the Securities and Exchange Commission.





                                    COOPERS & LYBRAND







   Cleveland, Ohio
   May 5, 1994